Exhibit 2(c)

                          Agreement and Plan of Merger


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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER is made and entered into this 14th day of September, 1998, by and between the following named corporations (hereinafter collectively referred to as the "Constituent Corporations"):

                            I - SURVIVING CORPORATION
                            -------------------------

                  ALOTTAFUN!, INC., a Delaware corporation (the "Surviving Corporation")

                  Date of incorporation:             August 6, 1998



                         II - NON-SURVIVING CORPORATION
                         ------------------------------

                  ALOTTAFUN, INC., a Wisconsin corporation (the "Non-Surviving Corporation")

                  Date of incorporation:             August 2, 1993


                              W I T N E S S E T H:

         WHEREAS, the Non-Surviving Corporation is a corporation duly organized and existing under the laws of the State of Wisconsin and the Surviving Corporation is a corporation duly organized and existing under the laws of the State of Delaware; and
         WHEREAS, the respective boards of directors and shareholders of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations to merge the Non-Surviving Corporation into the Surviving Corporation pursuant to Section 252 of the General Corporation Law of the State of Delaware and said boards of directors and shareholders deem it advisable that the Surviving Corporation shall not be a new corporation, and its corporate existence as a continuing corporation under the laws of the State of Delaware shall not be affected in any manner by reason of the merger except as set forth herein (hereinafter called the "Merger"); and


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         WHEREAS,  this  Agreement  and Plan of Merger  was  adopted,  approved,
certified,   executed  and  acknowledged  by  the  Constituent  Corporations  in accordance with the laws under which each is formed and, in the case of the Surviving Corporation, in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware;
         NOW THEREFORE, in consideration of the premises and the covenants, agreements, provisions, promises and grants herein contained, the parties hereto agree, in accordance with the provisions of Section 252 of the General Corporation Law of the State of Delaware, as amended, that the Constituent Corporations shall be, and they are hereby, merged into a single corporation, the Surviving Corporation, one of the parties hereto, and that the terms and conditions of the Merger, the mode of carrying the same into effect, and the manner and basis of converting or otherwise dealing with the shares of stock of the Constituent Corporations shall be as hereinafter set forth.

                                    ARTICLE I
                  CORPORATE EXISTENCE OF SURVIVING CORPORATION

         A. Upon the Merger becoming effective, the separate existence of the Non-Surviving Corporation shall cease, and the Surviving Corporation shall continue in existence and be governed by the laws of the State of Delaware; all property, real, personal, tangible and intangible and mixed, of every kind, make and description, and all rights, privileges, powers and franchises, whether or not by their terms assignable, and all immunities of a public and of a private nature, and all debts due the Non-Surviving Corporation, on whatever account and other choses in action belonging to it, shall be taken and be deemed to be transferred to and vested in the Surviving Corporation, and shall be thereafter as effectively the property of the Surviving Corporation as they were of the Non-Surviving Corporation; and the title to any property, real, personal or mixed, wherever situated, and the ownership of any right or privilege vested in the Non-Surviving Corporation shall not revert or be lost or be adversely affected or be in any way impaired by reason of the Merger, but shall vest in


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the  Surviving  Corporation;  all  rights of  creditors  and all liens  upon the property of any of the Constituent Corporations shall be preserved unimpaired, limited to the property affected by such liens at the time of the Merger becoming effective; and all debts, contracts, liabilities, obligations and duties of the Non-Surviving Corporation shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if they had been incurred or contracted by it.
         B. The identity, existence, purposes, powers, franchises, rights and immunities, whether public or private, of the Surviving Corporation shall continue unaffected and unimpaired by the Merger, except as modified in this Agreement.

                                   ARTICLE II
             ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION

         The Articles of Incorporation of Alottafun!, Inc., the Delaware corporation, in effect immediately prior to the Effective Time (as defined in Article VII) shall, upon the Merger becoming effective, be and remain the Articles of Incorporation of the Surviving Corporation until the same shall be altered, amended or repealed.

                                   ARTICLE III
                         BYLAWS OF SURVIVING CORPORATION

         The Bylaws of Alottafun!, Inc., the Delaware corporation, in effect immediately prior to the Effective Time shall, upon the Merger becoming effective, be and remain the Bylaws of the Surviving Corporation until the same shall be altered, amended or repealed.


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                                   ARTICLE IV
                         BOARD OF DIRECTORS AND OFFICERS
                            OF SURVIVING CORPORATION

         The board of directors and officers of the Surviving Corporation shall be the following, and they shall hold the following offices until their respective successors are elected and qualified:

                  SOLE DIRECTOR:
                  -------------
                  Michael Porter


                  OFFICERS:

                  Name                     Office
                  ----                     ------
                  Michael Porter           President, Secretary & Treasurer



                                    ARTICLE V
                           MANNER OF CONVERTING SHARES

         Each issued share of the Non-Surviving Corporation immediately prior to the Effective Time shall, at the Effective Time, be converted into one (1) share of the Surviving Corporation. The issued shares of the Surviving Corporation shall not be converted or exchanged in any manner, but each said share which is issued as of the Effective Time shall continue to represent one (1) issued share of the Surviving Corporation. The Certificate of Designation, Preferences and Rights of Preferred Stock, Series A, of the Surviving Corporation in effect immediately prior to the Effective Time shall, upon the Merger becoming effective, be and remain the Certificate of Designation, Preferences and Rights of Preferred Stock, Series A, of the Surviving Corporation


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                                   ARTICLE VI
            APPROVAL OF MERGER BY BOARD OF DIRECTORS AND SHAREHOLDERS

         This  Agreement  and  Plan  of  Merger  has  been  adopted,   approved,
certified, executed and acknowledged by the boards of directors and the shareholders of the Surviving Corporation and the Non-Surviving Corporation in accordance with the laws under which each is formed and, in the case of the Surviving Corporation, in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

                                   ARTICLE VII
                            EFFECTIVE TIME OF MERGER

         This Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware ("Effective Time").

         IN WITNESS WHEREOF, the Constituent Corporations have signed this Agreement as of the day and year first above written.



                             SURVIVING CORPORATION:

                             ALOTTAFUN!, INC.,
                             a Delaware corporation

                             By:
                                ----------------------
                                Michael Porter
                                President



                             NON-SURVIVING CORPORATION:

                             ALOTTAFUN, Inc.,
                             a Wisconsin corporation

                             By:
                                ----------------------
                                Michael Porter
                                President




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